UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 23, 2020

Tellurian Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-5507	06-0842255
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 Louisiana Street, Suite 3100, Houston, TX	77002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(832) 962-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TELL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 23, 2020, Driftwood Holdings LP (formerly known as Driftwood Holdings LLC) (the “Borrower”), a Delaware limited partnership and an indirect wholly owned subsidiary of Tellurian Inc. (“Tellurian” or the “Company”), entered into the previously announced amendment (the “Amendment”) to the Credit and Guaranty Agreement, dated as of May 23, 2019, by and among the Borrower, as the borrower, the guarantors party thereto, Wilmington Trust, National Association, as the administrative agent, Wilmington Trust, National Association, as the collateral agent, and the lenders from time to time party thereto. The effectiveness of the Amendment was subject to the certain conditions precedent, which have been satisfied effective March 23, 2020.

Also on March 23, 2020, the Company filed with the Securities and Exchange Commission a prospectus supplement to the prospectus included in the registration statement on Form S-3ASR (File No. 333-235793) to register the resale of up to 20,019,298 shares of Tellurian common stock by a selling stockholder identified in the prospectus supplement. In connection with such registration, the Company is filing a legal opinion of Davis Graham & Stubbs LLP as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
5.1	Opinion of Davis Graham & Stubbs LLP

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELLURIAN INC.

By:	/s/ L. Kian Granmayeh
Name:	L. Kian Granmayeh
Title:	Executive Vice President and Chief Financial Officer

Date: March 23, 2020